UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934.

(Amendment No.__)

Check the appropriate box:
☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

ENSURGE, INC.
(Exact name of Registrant as specified in its charter.)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11:

	1.	Title of each class of securities to which transaction applies:_________________________
	2.	Aggregate number of securities to which transaction applies:_________________________
3.
Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _______________________________________________________

	4.	Proposed maximum aggregate value of transaction: _______________________________
	5.	Total fee paid: _______________________________________________________

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid: ____________________________________________________________
	2.	Form, Schedule or Registration Statement No.: ____________________________________________________________
	3.	Filing Party: ____________________________________________________________
	4.	Date Filed: ____________________________________________________________

ENSURGE, INC.
4766 South Holladay Blvd.
Holladay UT  84117

NOTICE OF ACTION TAKEN PURSUANT TO
WRITTEN CONSENT OF STOCKHOLDERS

To the Stockholders of Ensurge, Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of Ensurge, Inc., a Nevada corporation (the “Company”), in connection with actions taken by the holders of a majority of the issued and outstanding voting capital stock of the Company, approving, by a written consent, dated April 21, 2010, the adoption of the Company’s 2010 Equity Incentive Plan.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY.

No action is required by you.  Because the written consent of the holders of at least the majority of the Company’s common stock satisfies any applicable voting requirements under the Nevada Revised Statutes your vote or consent is not requested or required to approve the above referenced matter. The accompanying Information Statement is provided solely for your information.

This is not a notice of a meeting of shareholders and no shareholder’s meeting will be held to consider any matter described above.

By order of our Board of Directors,

/s/ Michael Campbell
Chief Executive Officer

Dated: May 10, 2010

ENSURGE, INC.
4766 South Holladay Blvd.
Holladay UT  84117

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934, AS AMENDED
AND REGULATION 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

This Information Statement is being mailed or furnished to the stockholders of Ensurge, Inc., a Nevada corporation (the “Company”), in connection with the authorization of the adoption of the Company’s 2010 Equity Incentive Plan (the “Incentive Plan”).

On April 16, 2010 the board of directors of the Company (the “Board of Directors”) adopted resolutions unanimously approving the adoption of the Incentive Plan.  The Board of Directors recommended that these matters be submitted for a vote of the stockholders of the Company.  The actions taken by the Board of Directors with respect to the approval of the adoption of the Incentive Plan were adopted and approved on April 21, 2010 by the written consent of the holders of a majority of the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), then outstanding.  All stockholders who were holders of the Company’s Common Stock on April 16, 2010 (the "Record Date") are entitled to receive this Information Statement.

This Information Statement is first being mailed on or around May 10, 2010 to the stockholders of the Company as of the Record Date.    There are no further actions required to be taken with respect to the approval of the adoption of the 2010 Equity Incentive Plan.

A detailed description of each of corporate action is set forth below.  The Board of Directors knows of no other matters other than those described in this Information Statement which have been recently approved or considered by the holders of the Common Stock.

GENERAL

This Information Statement is first being mailed to stockholders on or about May 10, 2010.  The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.

REQUIRED VOTE AND VOTE OBTAINED

Pursuant to Section 78.320 of the Nevada Revised Statutes (the “NRS”), unless otherwise provided in the articles of incorporation, any corporate action required to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all stockholders having a right to vote thereon were present and voted.  Pursuant to Sections 78.320 of the NRS, approval of the adoption of the Incentive Plan requires the affirmative vote of the holders of a majority of the Company’s Common Stock.

The Company has only one class of voting stock.  As of April 16, 2010, there were 28,135,341 shares of Common Stock outstanding, and each share of Common Stock is entitled to one vote.  There are no cumulative voting rights.  The holders of an aggregate of 17,333,271 shares of the Company’s Common Stock, or 61.6%, voted to approve each corporate action described herein.  This Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the relevant corporate actions before they take effect.

DISSENTERS’ RIGHTS OF APPRAISAL

We are a Nevada corporation and are governed by the NRS.  Holders of the Company’s Common Stock do not have appraisal or dissenter’s rights under the NRS in connection with the adoption of the Incentive Plan as approved by Board of Directors and the holders of a majority of the Company’s Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company's outstanding Common Stock as of April 30, 2010, by (i) each director of the Company, (ii) each executive officer of the Company, (iii) each person known or believed by the Company to own beneficially five percent or more of the Common Stock and (iv) all directors and executive officers as a group. Unless indicated otherwise, each person has sole voting and dispositive power with respect to such shares.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Unless otherwise indicated below, to the Company’s knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned.  Shares of the Company’s Common Stock subject to options or warrants that are currently exercisable or that will be issued and exercisable within 60 days of April 30, 2010, are deemed to be outstanding and to be beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The information presented in this table is based on 28,135,341 shares of Common Stock issued and outstanding on April 30, 2010.

Name and Address Of Beneficial Owner	Beneficial Ownership	Percent of Class

Officers and Directors As a Group (three)	3,100,000	11.0%
Michael B. Campbell 4766 South Holladay Blvd., Holladay, UT 84117	2,000,000	7.1%
Jeff A. Hanks 4766 South Holladay Blvd., Holladay, UT 84117	400,000	1.4%
Jordan Estra 4766 South Holladay Blvd., Holladay, UT 84117	700,000	2.5%

Beneficial Owners Owning greater than 5%	Beneficial Ownership	Percent of Class

Steve Heard 4003 West Tacon Street Tampa, FL 33629	5,500,000	19.6%
Puremax, Inc. 4003 West Tacon Street Tampa, FL 33629	5,000,000	17.8%
Barrington Capital Partners, Inc. 830 West RT 22, Suite 153 Lake Zurich, IL 60047	3,367,251	12.0%
Wasatch Property Development, Inc. 4766 South Holladay Blvd., Holladay, UT 84117	3,466,020	12.3%
Seaside 88,LP 750 Ocean Royale Way, Suite 805, Juno Beach, FL 33408	2,000,000	7.11%

EXECUTIVE COMPENSATION

Michael B. Campbell was appointed as a director and as President and Chief Executive Officer during the month of December 2009.  He has received no compensation during this time period.

Jeff A. Hanks was appointed as a director in January and served as President of the Company until December 2009 and is currently the Chief Financial Officer.  During the last completed fiscal year he received no compensation for that time period.  He did receive 400,000 shares of common stock in June 2009 in exchange for accrued compensation. No other officer of the Company was compensated in excess of $100,000 in 2009 or 2008 ..

SUMMARY COMPENSATION TABLE

The following table sets forth certain summary information concerning the compensation paid or accrued for each of the Company’s last two completed fiscal years to the Company’s Chief Executive Officer and each of its other executive officers that received compensation in excess of $100,000 during such period (as determined at December 31, 2009, the end of the Company’s last completed fiscal year):

Summary Compensation Table

		Annual Compensation		Awards		Payouts

							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)

Michael Campbell,	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
CEO/President(1)

Jeff Hanks,	2009	-0-	-0-	35,500	-0-	-0-	-0-	-0-	-0-
CFO (1)

Jeff Hanks,	2008	400	-0-	-0-	-0-	-0-	-0-	-0-	-0-
President

(1) Mr. Campbell was appointed as a member of the Board of Directors of the Company and as its President and Chief Executive Officer in December 2009.  Mr. Hanks resigned as President of the Company at such time but continues as its Chief Financial Officer.

Salaries for Mr. Hanks for 2007 and 2008 were earned and accrued and paid with common stock in 2009.

Michael B. Campbell’s Consulting Agreement

On February 1, 2010, the Company entered into a one-year non-exclusive consulting agreement (the “Campbell Consulting Agreement”) with Michael Campbell, Chairman of the Board of Directors of the Company. Pursuant to the Campbell Consulting Agreement, Mr. Campbell will serve as the President and Chief Executive Officer of the Company and Mr. Campbell will receive a monthly consulting fee of $15,000 in addition to reimbursement of his reasonable and necessary business expenses.

Jeff A. Hanks’s Consulting Agreement

On February 1, 2010, the Company also entered into a one-year non-exclusive consulting agreement (the “Hanks Consulting Agreement” and collectively with the Campbell Consulting Agreement, the “Consulting Agreements”) with Jeff A. Hanks, a member of the Board of Directors of the Company. Pursuant to the Hanks Consulting Agreement, Mr. Hanks will serve as the Chief Financial Officer of the Company and Mr. Hanks will receive a monthly base consulting fee of $2,000, plus a $1,000 preparation fee for each Annual Report on Form 10-K or Quarterly Report on Form 10-Q he prepares for the Company.

General Terms of the Consulting Agreements

The Consulting Agreements are automatically renewable for successive one-year terms unless cancelled by either party not less than ninety (90) days before the end of the then current term. In addition, neither Mr. Campbell nor Mr. Hanks (collectively, the “Executives”) will be required to provide services to the Company on a full-time basis under the Consulting Agreements and each may engage in other activities provided that such activities do not interfere with the performance of their duties under their respective Consulting Agreement.

The Consulting Agreements also provide that, in addition to their consulting fees, the Executives will each be entitled to reimbursement of their reasonable and necessary business expenses and each will be entitled to participate in any compensation or benefit plans the Company provides to its own employees.

The Consulting Agreements also contain covenants restricting the Executives from (a) engaging in any activity competitive with the Company’s business, and (b) soliciting the Company’s employees, customers, suppliers or contractors, in each case during the term of the Consulting Agreement and for a period of one (1) year thereafter.

Employment Contracts and Termination of Employment and Change in Control Arrangement

There are no compensatory plans or arrangements with respect to any officer, director, manager or other executive which would in any way result in payments to any such person because of his resignation, retirement, or other termination of employment with the Company, or any change in control of the Company, or a change in the person’s responsibilities following a change of control of the Company.

Outstanding Equity Awards At Fiscal Year-End

As of December 31, 2009, there were no outstanding equity awards to any of the Company’s executive officers or directors.

Benefit Plans

With the exception of the Incentive Plan, the Company has not adopted any retirement, pension, profit sharing, stock options, insurance programs or other similar programs for the benefit of its employees.

Director Compensation

The Company does not currently provide compensation to its directors for serving on its Board of Directors.

NOTICE TO STOCKHOLDERS OF ACTION
APPROVED BY CONSENTING STOCKHOLDERS

The following action has been approved by the written consent of the holders of a majority of the Common Stock:

CORPORATE ACTION

APPROVAL OF THE ADOPTION OF THE COMPANY’S 2010 EQUITY INCENTIVE PLAN

General

On April 16, 2010, the Board of Directors adopted the Company’s Incentive Plan, a copy of which is attached to this information statement as Annex A. The Incentive Plan gives the Company the ability to grant stock options, stock appreciation rights (“SARs”), restricted stock and stock bonuses (collectively, “Awards”) to employees or consultants of the Company or of any subsidiary of the Company and to non-employee members of the Company’s advisory board or the Board of Directors or the board of directors of any of the Company’s subsidiaries.

As of April 30, 2010, 7,500,000 shares of the Company’s Common Stock are available for future grants under the Incentive Plan, however, no Awards have yet been granted under the Incentive Plan.

Summary of the Provisions of the Incentive Plan

The following summary briefly describes the material features of the Incentive Plan and is qualified, in its entirety, by the specific language of the Incentive Plan, a copy of which is attached to this information statement as Annex B.

Shares Available

The Board of Directors has authorized, subject to stockholder approval, 7,500,000 shares of the Company’s common stock for issuance under the Incentive Plan. In the event of any change in the number of shares of Company Stock outstanding by reason of any stock dividend or split, reverse stock split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum number of shares of Company Stock with respect to which the Board may grant Options, SARs, shares of Restricted Stock, and stock bonuses, appropriate adjustments will be made to the shares subject to the Incentive Plan and to any outstanding Awards. Shares available for Awards under the Incentive Plan may be either newly-issued shares or treasury shares.

If an Award or portion thereof shall expire or terminate for any reason without having been exercised in full, the unexercised shares covered by such Award shall be available for future grants of Awards under the Incentive Plan.

Administration

The Plan will be administered by the Compensation Committee of the Board of Directors or if such a committee is not appointed or unable to act, then the Company’s entire Board of Directors (the “Committee”).  The Committee will consist of at least two members who are non-employee directors within the meaning of Rule 16b-3 under the Exchange Act. With respect to the participation of individuals who are subject to Section 16 of the Exchange Act, the Incentive Plan is administered in compliance with the requirements of Rule 16b-3 under the Exchange Act. Subject to the provisions of the Incentive Plan, the Committee determines the persons to whom grants of options, SARs and shares of restricted stock are to be made, the number of shares of common stock to be covered by each grant and all other terms and conditions of the grant. If an option is granted, the Committee determines whether the option is an incentive stock option or a non-statutory stock option, the option's term, vesting and exercisability, the amount and type of consideration to be paid to the Company upon the option's exercise and the other terms and conditions of the grant. The Committee shall have the full authority and discretion to interpret and construe any provision of the Incentive Plan and the terms of any Award issued under the Incentive Plan. All determinations of the Committee are final and binding on all parties having an interest in the Incentive Plan or in any Award made under the Incentive Plan. The costs and expenses of administering the Incentive Plan are borne by the Company.

Eligibility

Eligible individuals include the Company’s employees, officers and directors of the Company or any subsidiary of the Company or consultants to the Company or any subsidiary of the Company who are responsible for the management, growth and protection of the business of the Company; provided, however, that only employees of the Company or any subsidiary of the Company shall be eligible to receive incentive Awards consisting of incentive stock options.  The Company currently has two officers and directors who are eligible to participate in the Incentive Plan and the Company. The Company does not have any employees or consultants at this time.

Stock Options and SARs

Under the Incentive Plan, the Committee is authorized to grant both stock options and SARs. Stock options may be either designated as non-qualified stock options or incentive stock options. Incentive stock options, which are intended to meet the requirements of Section 422 of the Internal Revenue Code such that a participant can receive potentially favorable tax treatment, may only be granted to employees. Therefore, any stock option granted to consultants and non-employee directors are non-qualified stock options. The tax treatment of incentive and non-qualified stock options is generally described later in this summary. SARs may be granted either alone or in tandem with stock options (or on a stand-alone basis). A SAR entitles the participant to receive a cash payment equal to the excess, if any, of the fair market value of a share on the exercise date over the exercise price of the SAR.  In general, if a SAR is granted in tandem with an option, the exercise of the option will cancel the SAR, and the exercise of the SAR will cancel the option. Any shares that are canceled will be made available for future Awards. The Committee, in its sole discretion, determines the terms and conditions of each stock option and SAR granted under the Incentive Plan, including the grant date, option or exercise price (which, in no event, will be less than the par value of a share), the term of each option or SAR, exercise conditions and restrictions, conditions of forfeitures, and any other terms, conditions and restrictions consistent with the terms of the Incentive Plan, all of which will be evidenced in an individual award agreement between us and the participant.

Certain limitations apply to incentive stock options and SARs granted in tandem with incentive stock options. The per share exercise price of an incentive stock option may not be less than 100% of the fair market value of a share of the Company’s common stock on the date of the option's grant and the term of any such option shall expire not later than the tenth anniversary of the date of the option's grant. In addition, the per share exercise price of any incentive stock option granted to a person who, at the time of the grant, owns stock possessing more than 10% of the total combined voting power or value of all classes of the Company’s stock must be at least 110% of the fair market value of a share of the Company’s common stock on the date of grant and such option shall expire not later than the fifth anniversary of the date of the option's grant.

Options and SARs granted under the Incentive Plan become exercisable at such times as may be specified by the Committee. In general, options and SARs granted to participants become exercisable in four equal annual installments, subject to the optionee's continued employment or service with the Company. However, the aggregate value (determined as of the grant date) of the shares subject to incentive stock options that may become exercisable by a participant in any year may not exceed $100,000. If a SAR is granted in tandem with an option, the SAR will become exercisable at the same time or times as the option becomes exercisable.

Each Option shall be exercisable on such date or dates, during such period, and for such number of shares of common stock as shall be determined by the Committee on the day on which such stock option is granted and set forth in the option agreement with respect to such stock option; provided, however the maximum term of options and SARs granted under the Incentive Plan is ten years. If any participant terminates employment due to death or disability or retirement, the portion of his or her option or SAR Awards that were exercisable at the time of such termination shall remain exerciseable until the expiration of their term. In the case of any other termination, the portion of his or her option or SAR Awards that were exercisable at the time of such termination may be exercised for 90 days from the date of termination.

Restricted Stock

Under the Incentive Plan, the Committee is also authorized to make Awards of restricted stock.  Before the end of a restricted period and/or lapse of other restrictions established by the Committee, shares received as restricted stock shall contain a legend restricting their transfer, and may be forfeited (i) in the event of termination of employment, or (ii) upon the failure to achieve other conditions set forth in the award agreement.

An Award of restricted stock will be evidenced by a written agreement between the Company  and the participant.  The award agreement will specify the number of shares of the Company’s common stock subject to the Award, the nature and/or length of the restrictions, the conditions that will result in the automatic and complete forfeiture of the shares and the time and manner in which the restrictions will lapse, subject to the participant's continued employment by the  Company, and any other terms and conditions the Committee shall impose consistent with the provisions of the Incentive Plan. The Committee also determines the amount, if any, that the participant shall pay for the shares of restricted stock. However, the participant must be required to pay at least the par value for each share of restricted stock. Upon the lapse of the restrictions, any legends on the shares of the Company’s common stock subject to the Award will be re-issued to the participant without such legend.

The Committee  may impose such restrictions or conditions,  to the vesting of such shares as it, in its absolute discretion, deems appropriate.  Prior to the vesting of a share of Restricted Stock, no transfer of a participant’s rights to such share, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest, or right in, or with respect to, such share, but immediately upon any attempt to transfer such rights, such share, and all the rights related thereto, shall be forfeited by the participant and the transfer shall be of no force or effect; provided, however, that the Committee may, in its sole and absolute discretion, vest in the participant all or any portion of shares of Restricted Stock which would otherwise be forfeited ..

In the event that the employment of a participant with the Company terminates for any reason other than for cause, as such term is defined in the plan, prior to the vesting of shares of Restricted Stock granted to such participant, such Restricted Stock shall be forfeited on the date of such termination; provided, however, that the Committee may, in its sole and absolute discretion, vest the in participant all or any portion of shares of Restricted Stock which would otherwise be forfeited.  In the event of the termination of a participant’s employment for Cause, all shares of Restricted Stock granted to such participant which have not vested as of the date of such termination shall immediately be forfeited.

Stock Bonus

Under the Incentive Plan, the Committee is also authorized to grant other bonuses payable in shares of the Company’s common stock (“Stock Bonus”) in such amounts as it shall determine from time to time.  A Stock Bonus shall be paid at such time and subject to such conditions as the Committee shall determine at the time of the grant of such Stock Bonus.  Certificates for shares of Company Stock granted as a Stock Bonus shall be issued in the name of the participant to whom such grant was made and delivered to such participant as soon as practicable after the date on which such Stock Bonus is required to be paid.

Fair Market Value

Under the Incentive Plan, fair market value means the fair market value of the shares based upon (i) the closing selling price of a share of the Company’s common stock as quoted on the principal national securities exchange on which the stock is traded, if the stock is then traded on a national securities exchange, or (ii) the closing bid price per share last quoted on that date by an established quotation service for over-the-counter securities, if the common stock is not then traded on a national securities exchange.

Transferability Restrictions

Generally and unless otherwise provided in an award agreement, shares or rights subject to an Award cannot be assigned or transferred other than by will or by the laws of descent and distribution and Awards may be exercised during the participant's lifetime only by the participant or his or her guardian or legal representative. However, a participant may, if permitted by the Committee, in its sole discretion, transfer an Award, or any portion thereof, to one or more of the participant's spouse, children or grandchildren, or may designate in writing a beneficiary to exercise an Award after his or her death.

Termination or Amendment of the Incentive Plan

Unless sooner terminated, no Awards may be granted under the Incentive Plan after April 16, 2020. The Board of Directors may amend or terminate the Incentive Plan at any time, but the Board of Directors may not, without stockholder approval, amend the Incentive Plan to increase the total number of shares of the Company’s common stock reserved for issuance of Awards. In addition, any amendment or modification of the Incentive Plan shall be subject to stockholder approval as required by any securities exchange on which the Company’s common stock is listed. No amendment or termination may deprive any participant of any rights under Awards previously made under the Incentive Plan.

Summary of Federal Income Tax Consequences of the Incentive Plan

The following summary is intended only as a general guide as to the federal income tax consequences under current United States law with respect to participation in the Incentive Plan and does not attempt to describe all possible federal or other tax consequences of such participation. Furthermore, the tax consequences of awards made under the Incentive Plan are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable.

Options and SARS.  There are three points in time when a participant and the Company could potentially incur federal income tax consequences: date of grant, upon exercise and upon disposition. First, when an option or a SAR is granted to a participant, the participant does not recognize any income for federal income tax purposes on the date of grant. The Company similarly does not have any federal income tax consequences at the date of grant. Second, depending upon the type of option, the exercise of an option may or may not result in the recognition of income for federal income tax purposes. With respect to an incentive stock option, a participant will not recognize any ordinary income upon the option's exercise (except that the alternative minimum tax may apply). However, a participant will generally recognize ordinary income upon the exercise of a non-qualified stock option. In this case, the participant will recognize income equal to the difference between the option price and the fair market value of shares purchased pursuant to the option on the date of exercise. With respect to the exercise of a SAR, the participant must generally recognize ordinary income equal to the cash received (or, if applicable, value of the shares received).

Incentive stock options are subject to certain holding requirements before a participant can dispose of the shares purchased pursuant to the exercise of the option and receive capital gains treatment on any income realized from the exercise of the option. Satisfaction of the holding periods determines the tax treatment of any income realized upon exercise. If a participant disposes of shares acquired upon exercise of an incentive stock option before the end of the applicable holding periods (called a "disqualifying disposition"), the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the incentive stock option minus the exercise price or (ii) the amount realized upon the disposition of the shares minus the exercise price. Any excess of the fair market value on the date of such disposition over the fair market value on the date of exercise must be recognized as capital gains by the participant. If a participant disposes of shares acquired upon the exercise of an incentive stock option after the applicable holding periods have expired, such disposition generally will result in long-term capital gain or loss measured by the difference between the sale price and the participant's tax "basis" in such shares (generally, in such case, the tax "basis" is the exercise price).

Generally, the Company will be entitled to a tax deduction in an amount equal to the amount recognized as ordinary income by the participant in connection with the exercise of options and SARs. However, the Company is generally not entitled to a tax deduction relating to amounts that represent capital gains to a participant. Accordingly, if the participant satisfies the requisite holding period with respect to an incentive stock option before disposition to receive the favorable tax treatment accorded incentive stock options, the Company will not be entitled to any tax deduction with respect to an incentive stock option. In the event the participant has a disqualifying disposition with respect to an incentive stock option, the Company will be entitled to a tax deduction in an amount equal to the amount that the participant recognized as ordinary income.

Restricted Stock Awards. A participant will not be required to recognize any income for federal income tax purposes upon the grant of shares of restricted stock. With respect to Awards involving shares or other property, such as restricted stock awards, that contain restrictions as to their transferability and are subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the time the shares or other property become transferable or are no longer subject to a substantial risk of forfeiture, whichever occurs first. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time he or she receives shares (e.g., restricted stock) or other property rather than upon the lapse of transferability restrictions or the substantial risk of forfeiture. However, if the participant subsequently forfeits such shares he or she would not be entitled to any tax deduction or, to recognize a loss, for the value of the shares or property on which he or she previously paid tax. Alternatively, if an Award that results in a transfer to the participant of cash, shares or other property does not contain any restrictions as to their transferability and is not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property actually received. The Company generally will be entitled to a deduction for the same amount.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and Form 10-Q with the Securities and Exchange Commission (“SEC”).  Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549.  Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549, at prescribed rates.  You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC may be obtained free of charge.

ANNEX A

2010 EQUITY INCENTIVE PLAN
OF
ENSURGE, INC.

A-1